Exhibit 10.2

THIS DEBENTURE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

AUTHID INC.

SENIOR SECURED DEBENTURE

Original Issue Date: April [__], 2026	Principal Amount $[_____]
Maturity Date: October [_], 2026

FOR VALUE RECEIVED, authID Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [_______] or its registered assigns (the “Holder”) the amount set out above as the Principal Amount when due, whether upon the Maturity Date (as defined below), acceleration, or otherwise (in each case in accordance with the terms hereof) until the same becomes due and payable, upon acceleration, conversion/exchange (as referenced below) or otherwise (in each case in accordance with the terms hereof). This Senior Secured Debenture (this “Debenture”) was issued pursuant to the Securities Purchase Agreement dated April [__], 2026 (the “Securities Purchase Agreement”) between the Company and the Holder. Certain capitalized terms used herein are defined in Section 16.

(1) GENERAL TERMS

(a) Maturity Date. The “Maturity Date” shall be October [__], 2026.

(b) Interest Rate and Payment of Interest. This Debenture shall not bear Interest.

(c) Conversion/Exchangeable Feature. Set forth in Section 3 below.

(d) Secured Obligations. The obligations of the Company under this Debenture are secured by a first-priority lien on all of the Company’s assets and property, whether now owned or hereafter acquired, including, without limitation, all cash, cash equivalents, accounts, inventory, equipment, general intangibles, intellectual property, and proceeds thereof, subject only to customary permitted liens to be agreed, pursuant to the Security Agreement.

(2) EVENTS OF DEFAULT.

(a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) The Company’s failure to pay to the Holder any amount of Principal within five (5) Business Days of the Maturity Date;

(ii) The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty-one (61) days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty-one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

(iii) The Company or any subsidiary of the Company shall default in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $200,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable and such default is not cured within ten (10) Business Days;

(iv) The Common Stock shall cease to be quoted or listed for trading on the Primary Market for a period of five (5) consecutive Trading Days and such failure is not cured within ten (10) Trading Days after notice thereof;

(v) The Company or any subsidiary of the Company shall be a party to any Change of Control Transaction (as defined in Section 16) unless in connection with such Change of Control Transaction this Debenture is retired;

(vi) The Company shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Debenture (except as may be covered by Section 2(a)(i) through 2(a)(v) hereof) or any Transaction Document (as defined in Section 16) which is not cured within the time prescribed.

(vii) The Company shall fail to maintain the Minimum Reserve (as defined in Section 3(c) below);

(viii) The Security Agreement and related documents shall for any reason fail or cease to create a separate valid and perfected and first priority Lien on the Collateral (as defined in the Security Agreement) in favor of Holder and such breach remains uncured for a period of three (3) Business Days;

(b) During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred and is continuing, the full unpaid Principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder’s election, immediately due and payable in cash. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(3)  OPTIONAL CONVERSION.

(a) Conversion. Upon the consummation by the Company of any subsequent financing (a “Subsequent Financing”), the outstanding principal amount of the Debenture shall be automatically converted/exchanged into a security having substantially similar economic terms to the security issued in connection with such Subsequent Financing; provided, that upon such conversion/exchange, the converted Debenture amount shall be subordinate in right of payment and priority to the security issued to the lead investor in the Subsequent Financing. In the event the Subsequent Financing is not consummated, the Holder may elect, in its sole discretion, either (i) to have the Debenture remain outstanding in accordance with its terms, (ii) to be repaid from the proceeds of any other Subsequent Financing; or (iii) to elect to roll over and reinvest all or any portion of the outstanding principal amount (and any accrued but unpaid interest thereon, if applicable) into the next Subsequent Financing consummated by the Company, in exchange for the securities issued in such financing (including, without limitation, price per security) as are offered to new investors therein, subject to customary documentation and closing conditions. For the avoidance of doubt, the inclusion of any warrants or similar rights in connection with such Subsequent Financing, with respect to the Holder, shall be at the discretion of the lead investor in such financing, and shall not be guaranteed. For the avoidance of doubt, the aggregate of (x) any shares of Common Stock issuable pursuant to any security into which the Debentures may be converted or exchanged and (y) any Fee Shares to be issued under the Securities Purchase Agreement shall not exceed 19.99% of the number of shares of Common Stock outstanding immediately prior to the date of this Agreement, without stockholder consent in accordance with Nasdaq rules.

(b) Most Favored Nation.

(i) The Company hereby covenants and agrees from and after the date hereof that none of the terms offered to any other investor in any agreement in connection with a Subsequent Financing (“Other Agreement”) shall be, or shall be deemed to be, more favorable, in the aggregate, to such other investor than those of the Holder and this Agreement, except as expressly set forth in this Section (3)(c). If, and whenever on or after the date hereof, the Company enters into any Other Agreement in connection with a Subsequent Financing, then (i) the Company shall provide prompt written notice thereof to the Holder, and (ii) upon execution of such Other Agreement, the terms and conditions of this Debenture shall be automatically amended and modified by way of conversion, without any further action by the Holder or the Company, to provide the Holder with economic terms that are substantially equivalent to those provided in such Subsequent Financing.

(ii) Notwithstanding the foregoing, the Holder acknowledges and agrees that such economic equivalence shall not entitle the Holder to, and the Most Favored Nation provisions set forth herein shall expressly exclude, any rights, preferences or privileges granted to any lead investor or strategic investor in such Subsequent Financing, including, without limitation, (A) any rights to appoint or designate members of the board of directors or observers thereto, (B) any special voting rights, consent rights or approval rights, (C) any warrants, options or other equity kickers or similar instruments, and (D) any other rights that are not primarily economic in nature or that are granted in consideration of such investor’s status as a lead investor or for strategic, governance or similar purposes.

(iii) For the avoidance of doubt, the intent of this Section (3)(c) is that the Holder shall be entitled to receive securities in connection with a Subsequent Financing that reflect the same core economic terms (including, without limitation, price, conversion mechanics and seniority (subject to agreed subordination)) as the securities issued in such Subsequent Financing, but on a subordinated basis to the lead investor thereof and without the additional rights and privileges described above. The Holder may, upon written notice to the Company, elect not to accept any such amended or modified term, in which case this Agreement and the Securities shall remain in effect without giving effect to such amendment or modification.

(iv) For the avoidance of doubt, “economic terms” shall exclude any governance, control, information, participation, or similar non-economic rights, whether or not such rights have an incidental economic effect.

(c) Share Reservation. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock a reserve of shares equal to the number of shares required for full exercise of the securities offered under the Securities Purchase Agreement, dated April [__], 2026, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (the “Minimum Reserve”). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable. The Company shall take commercially reasonable steps to authorize additional shares upon reasonable request.

(4) REISSUANCE OF THIS DEBENTURE.

(a) Transfer. If this Debenture is to be transferred, the Holder shall surrender this Debenture to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section 4(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid interest thereof) and, if less than the entire outstanding Principal is being transferred, a new Debenture (in accordance with Section 4(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this Debenture, the outstanding Principal represented by this Debenture may be less than the Principal stated on the face of this Debenture.

(b) Lost, Stolen or Mutilated Debenture. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture (in accordance with Section 4(d)) representing the outstanding Principal.

(c) Debenture Exchangeable for Different Denominations. This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Debenture or Debentures (in accordance with Section 4(d)) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Debentures. Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding (or in the case of a new Debenture being issued pursuant to Section 4(a) or Section 4(c), the Principal designated by the Holder which, when added to the Principal represented by the other new Debentures issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Debenture immediately prior to such issuance of new Debentures), (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

(5) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by email (provided confirmation of transmission is electronically generated and kept on file by the sending party); or (iii) one (1) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and email for such communications shall be:

If to the Company:

authID Inc.

1580 N. Logan St., Suite 660, Unit 51767

Denver, Colorado 80203

Attention: General Counsel

Email: legal@authid.ai

with a copy to (which shall not constitute notice):

Fleming PLLC

30 Wall, 8th Floor

New York, New York 10005

Attn: Stephen Fleming, Esq.

Email: smf@flemingpllc.com

If to the Holder:	[_______________]
	[_______________]	Attention:[_______________] Email:
[_______________]

or at such other address and/or email and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender’s email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(6) Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the Principal of, interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. As long as this Debenture is outstanding, the Company shall not and shall cause their subsidiaries not to (which shall not be unreasonably withheld, conditioned or delayed), without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities; or (iii) enter into any agreement with respect to any of the foregoing.

(7) This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company.

(8) No indebtedness of the Company is senior to this Debenture in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. Without the Holder’s consent, the Company will not and will not permit any of their subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits there from that is senior in any respect to the obligations of the Company under this Debenture other than Permitted Liens (as such terms is defined in the Security Agreement).

(9) This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, City and State of New York, in any action or proceeding arising out of or relating to this Debenture and agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue in any such court and any defense of inconvenient forum to the maintenance of such action or proceeding in any such court.

(10) If the Company fails to strictly comply with the terms of this Debenture, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred by the Holder in any action in connection with this Debenture, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

(11) Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

(12) If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

(13) Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(14) THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

(15) AMENDMENT. In the event of a proposed amendment of this Debenture, the written consent of the Holders holding fifty percent (50%) plus $1.00 of the outstanding amount of the Debentures issued shall bind all Debenture Holders; provided, however, that no such amendment shall require or result in the mandatory conversion of any individual Holder’s Debenture without the prior written consent of such Holder, and each Holder shall retain the sole and independent right to determine whether or not to convert its own Debenture..

(16) CERTAIN DEFINITIONS For purposes of this Debenture, the following terms shall have the following meanings:

(a) “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

(b) “Change of Control Transaction” means the occurrence of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (except that the acquisition of voting securities by the Holder or any other current holder of convertible securities of the Company shall not constitute a Change of Control Transaction for purposes hereof), (ii) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company (other than as due to the death or disability of a member of the board of directors) which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Company or any subsidiary of the Company in one or a series of related transactions with or into another entity, or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii). No transfer to a wholly-owned subsidiary shall be deemed a Change of Control Transaction under this provision.

(c) “Commission” means the Securities and Exchange Commission.

(d) “Common Stock” means the common stock, par value $0.0001, of the Company and stock of any other class into which such shares may hereafter be changed or reclassified.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f) “Other Debentures” means any other debentures, notes, or other instruments issued in exchange, replacement, or modification of the foregoing.

(g) “Original Issue Date” means the date of the first issuance of this Debenture regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Debenture.

(h) “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

(i) “Primary Market” means any of the New York Stock Exchange, the NYSE American, the Nasdaq Global Market, the Nasdaq Global Select Market, or the OTCQB, and any successor to any of the foregoing markets or exchanges.

(j) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(k) “Security Agreement” means that certain Security Agreement, by and among the Company, any Subsidiary of the Company now joined or joined in the future, and the Holder, dated as of the date hereof.

(l) “Trading Day” means a day on which the shares of Common Stock are quoted or traded on a Primary Market on which the shares of Common Stock are then quoted or listed; provided, that in the event that the shares of Common Stock are not listed or quoted, then Trading Day shall mean a Business Day.

(m) “Transaction Document(s)” shall mean this Debenture, along with the Securities Purchase Agreement and Security Agreement, and any other documents or agreements entered into in connection with the foregoing.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Senior Secured Debenture to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:

AUTHID INC.

By:
Name:
Title: